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                                                                    Exhibit 10.2

                        NRG SOUTH CENTRAL GENERATING LLC
                          SECURED REVOLVING CREDIT NOTE


  US$40,000,000.00                                  April 30, 2000
                                                    New York, New York

         FOR VALUE RECEIVED, NRG SOUTH CENTRAL GENERATING LLC, a limited liability company organized under the laws of the State of Delaware, with offices care of NRG Energy, Inc., 1221 Nicollet Mall, Suite 700, Minneapolis, MN 55403 (the "Borrower"), hereby promises to pay to the order of THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH (the "Bank"), at 1251 Avenue of the Americas, New York, New York 10020, or to such other location or account as the Bank shall specify to the Borrower from time to time, in Federal or other immediately available funds in lawful money of the United States of America the principal amount of the lesser of (a) FORTY MILLION U.S. DOLLARS (US$40,000,000.00) or (b) the aggregate unpaid principal amount of the Loans made by the Bank to the Borrower pursuant to the Working Capital Agreement, dated as of the date hereof, among the Borrower, Louisiana Generating LLC and the Bank (as amended, modified or supplemented from time to time, the "Working Capital Agreement"), on March 29, 2001, unless otherwise accelerated pursuant to the terms of the Working Capital Agreement. The Borrower further agrees to pay interest on the unpaid principal amount of the Loans made hereunder and under the Working Capital Agreement from time to time until payment of the Loans in full at the rate and on the dates set forth in the Working Capital Agreement.

         This Note is one of the Notes referred to in the Working Capital Agreement and is entitled to the benefits and is subject to the terms of the Working Capital Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid. This Note is also entitled to the benefits of the Collateral described in and provided for in the Collateral Documents. Unless otherwise defined herein, defined terms used herein shall have the meanings ascribed thereto in the Working Capital Agreement.

         Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

         The Borrower may at its option prepay or may be required to prepay all or any part of the principal of this Note before maturity upon the terms provided in the Working Capital Agreement.

         The Borrower hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the fullest extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.
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         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date first set forth above.


                                    NRG SOUTH CENTRAL GENERATING LLC


                                    By: /s/ Craig A. Mataczynski
                                        __________________________________

                                        Name: Craig A. Mataczynski
                                              ____________________________

                                        Title: President
                                              ____________________________


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